EXHIBIT 10.2

                      AMENDMENT TO AMERICAN STORES COMPANY
                     1989 STOCK OPTION AND STOCK AWARD PLAN
                           DATED AS OF OCTOBER 8, 1998

                  The American Stores Company 1989 Stock Option and Stock Award Plan (the "1989 Plan") is hereby amended as follows:

                  1. The proviso to the first sentence of the third paragraph of
Section 19 of the 1989 Plan is hereby amended to read in its entirety as follows:

         ; provided, that if any right granted pursuant to this sentence would make a Change of Control transaction ineligible for pooling of interests accounting under APB No. 16 that is intended to be eligible for such accounting treatment, (i) the Committee shall have the ability to substitute the cash payable pursuant to this paragraph with common stock with a fair market value equal to the cash that would otherwise be payable hereunder, (ii) the period for the holder to elect such right shall terminate as of the close of business on the date of consummation of such Change of Control transaction and (iii) the Change of Control Fair Market Value shall be adjusted to provide the holders of such rights with fair value in exchange for any reduction in the period for such election as determined by the Committee in its sole judgment.

                  2. The fourth paragraph of Section 19 of the 1989 Plan is hereby amended by inserting the words "(or such shorter period as the rights granted pursuant to the previous paragraph are exercisable)" after each reference to "60-day period."

                  3. The last paragraph of Section 19 of the 1989 Plan is hereby amended by inserting the words ", subject to adjustment by the Committee pursuant to the third paragraph of Section 19," after the word "mean."

                  4. The foregoing amendments shall apply to awards granted under the 1989 Plan that are outstanding on the date hereof as well as to awards hereafter granted.

                  CERTIFICATE OF ADOPTION BY BOARD OF DIRECTORS

                  The undersigned, Mary V. Sloan, Vice President and Secretary of American Stores Company, hereby certifies that the foregoing Amendment to the American Stores Company 1989 Stock Option and Stock Award Plan was approved by the Board of Directors of the Company at a meeting of the Board of Directors duly called and held on October 8, 1998.

                                              /s/ Mary V. Sloan
                                              Mary V. Sloan
                                              Vice President and Secretary